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                                          Exhibit 10(c)

    THIS SECOND AMENDMENT TO THE CROWN CENTRAL
  PETROLEUM CORPORATION RETIREMENT PLAN, made on this
  29th day of June, 1995 BY CROWN CENTRAL PETROLEUM
  CORPORATION, a Maryland Corporation:

                                   WITNESSETH
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    WHEREAS, Crown Central Petroleum Corporation (the
  "Company") maintains the Crown Central Petroleum
  Retirement Plan, originally effective as of January
  1, 1950 and as subsequently amended and restated
  (the "Plan"). The Company has the power to amend the Plan and now wishes to do so.

    NOW, THEREFORE, the Plan is amended as follows:

        I.                    Effective August 1,
        1995, Section 6.1 (d) (iv) is amended to read as follows:

    (iv)  From July 1, 1993 to July 21, 1995, the
  interest rate used to determine the present value of a Participant's Pension or the Actuarial Equivalent under this Section 6.1(d) shall be determined by using the "applicable interest rate" (as defined below), if the Participant's Pension does not exceed
  $25,000, and 120% of the "applicable interest rate" if the retirement benefit exceeds $25,000. From July
  1, 1993 to June 30 1994, the "applicable interest rate" is the lesser of (A) the interest rate that would be used by the Pension Benefit Guaranty
  Corporation for purposes of determining the present value of a lump sum distribution on Plan terminations as of the first day of the Plan Year in which the distribution occurs or (B) such interest rate as of the date of the distribution. From June 30, 1994 to July 31, 1995, the "applicable interest rate" is the interest rate as of the first day of the Plan Year in which the distribution occurs that would be used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on Plan terminations. The interest rate for purposes of this Section shall be determined in accordance with Code section 411(a) (11).

    II. Effective August 1, 1995, Section 6.1(d) is amended by adding a new paragraph (v) to read as follows:

    (v) From August, 1995, the present value of a Participant's Pension or the Actuarial Equivalent under this Section 6.1(d) shall be determined by using the "applicable mortality table" and the "applicable interest rate" (as defined below). The
  "applicable mortality table" means the table prescribed by the Secretary of the Treasury under Code section 417 (e) (3) (A) as changed from time to time. As of August 1, 1995, the "applicable mortality table" is the 1983 Group Annuity Mortality
  Table.  The "applicable interest rate" for any Plan
  Year is the annual rate of interest on 30-year
  Treasury securities as published by the Secretary of the Treasury for November of the immediately prior
  Plan Year. The mortality table and the interest rate for purposes of this Section shall be determined in accordance with Code sections 411(a)
  (11) and 417 (e) (3). Effective August 1, 1995, the provisions of this paragraph (v) shall apply to the determination of the present value of a Participant's Pension or Actuarial Equivalent for all Participants and former Participants with an Accrued Benefit under the Plan.

    III. Effective August 1, 1995, Section 6.1 is amended by adding a new subsection (f) to read as follows:

         (f)  This subsection (f) shall be effective
  only from August 1, 1995 until November 30, 1995 and only apply to former Participants ("Window
  Participants"):

         (i) who terminated employment on or before July 31, 1995, and

              (ii) for whom the present vale of their
  Pension or the Actuarial Equivalent of their Pension determined under subsection (d) (v) is $10,000 or less.

        From August 1, 1995 until November 30, 1995, any Window Participant may elect to receive an immediate distribution of his Pension. All elections must be received by the Administrator by November 30, 1995 to be effective. In addition to the forms of benefit otherwise available under this
  Section 6.1, a Window Participant may elect to receive the Actuarial Equivalent present value of his Pension paid in a single-sum payment. Payment of Pensions to Window Participants who elect an immediate distribution shall commence as soon as possible.

    IV. In all respects not amended, the Plan is hereby ratified and confirmed.

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    IN WITNESS WHEREOF, the Company has caused this
  Amendment to be executed by its duly authorized officer and its corporate seal duly attested as of the day and year first above written.



         ATTEST:          CROWN CENTRAL PETROLEUM
                            CORPORATION



  /s/ - - Dolores B. Rawlings                 By /s/ - -
  Henry A. Rosenberg, Jr.
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        Secretary                  Chairman of the Board